UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2005

SATCON TECHNOLOGY CORPORATION

 (Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11512	04-2857552
(Commission File Number)	(I.R.S. Employer Identification No.)

27 Drydock Avenue
Boston, Massachusetts	02210-2377
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 28, 2005, Gerald L. Wilson resigned from the Board of Directors of SatCon Technology Corporation (the “Company”).  Dr. Wilson was a Class II Director whose term would have otherwise expired in 2005.  At the time of his resignation, Dr. Wilson was a member of the Company’s Audit Committee and Chair of the Corporate Governance and Nominating Committee.  Dr. Wilson resigned as a result of a disagreement with management over how to restore the Company to profitability.

On February 1, 2005, Ralph M. Norwood resigned from his positions of Vice President of Finance, Chief Financial Officer and Treasurer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: February 2, 2005	By:	/s/ David B. Eisenhaure
David B. Eisenhaure
Chief Executive Officer